Exhibit 99.1

Key Energy Services, Inc. 1301 McKinney Street Suite 1800 Houston, TX 77010	April 25, 2013 Contact: Gary Russell, Investor Relations 713-651-4434

FOR IMMEDIATE RELEASE

Key Energy Services Generated First Quarter 2013 Normalized Earnings of $0.01 Per Share

GAAP Earnings Were $0.00 Per Share

HOUSTON, TX, April 25, 2013 – Key Energy Services, Inc. (NYSE: KEG) generated first quarter 2013 consolidated revenues of $428.4 million and normalized earnings from continuing operations of $1.1 million, or $0.01 per share. Normalized earnings exclude a $2.2 million one-time charge associated with the previously announced retirement of an executive. On a GAAP basis, first quarter 2013 net loss was $274,000, or $0.00 per share. Fourth quarter 2012 consolidated revenues were $466.5 million with net income from continuing operations of $13.5 million, or $0.09 per share.

Overview of Results

Commenting on the results, Key’s Chairman, President and Chief Executive Officer, Dick Alario, stated, “Despite historically high oil prices and improving natural gas prices during the first quarter, U.S. customer activity declined further from the fourth quarter of 2012, as U.S. onshore drilling rig counts declined 3% compared to the fourth quarter 2012. Against this backdrop in our U.S. operations, our well completion related coiled tubing and frac stack and flowback operations generated operating income growth quarter-over-quarter despite revenue declines. Internationally, our largest customer in Mexico reduced activity during the quarter, which negatively impacted our results in the country, and more recently initiated spending reductions in certain producing assets.”

The following table sets forth summary data from continuing operations for the first quarter 2013 and prior comparable quarterly periods.

	Three Months Ended (unaudited)
	March 31, 2013	December 31, 2012	March 31, 2012
	(in millions, except per share amounts)
Revenues	$428.4	$466.5	$486.8
Income (loss) attributable to Key	(0.3)	13.5	34.1
Diluted earnings per share attributable to Key	0.00	0.09	0.23
Adjusted EBITDA	68.8	92.2	115.4

U.S. Segment

First quarter 2013 U.S. revenues were $346.1 million, down 7.0% compared to $372.3 million in the fourth quarter 2012. First quarter U.S. operating income was $38.3 million, or 11.1% of revenues, compared to $51.3 million, or 13.8% of revenues, in the fourth quarter. Customer activity declines drove lower revenues and profitability in Key’s U.S. segment. Adverse weather impacted first quarter results by approximately $0.01 per share, and approximately one-third of Rig Services’ quarter-over-quarter revenue decline was attributed to activity reductions by a large customer. Additionally, a decline of profitability in Key’s Fluid Management Services business negatively impacted results by approximately $0.03 per share relative to the fourth quarter. Conversely, improved operating efficiencies in Key’s coiled tubing and frac stack and flow back operations benefitted results.

April 25, 2013

International Segment

First quarter 2013 international revenues were $82.4 million, down 12.4% compared to $94.1 million in the fourth quarter 2012. First quarter international operating income was $11.9 million, or 14.4% of revenues, compared to fourth quarter operating income of $17.1 million, or 18.2% of revenues. The first quarter decline in international revenues and operating income was driven primarily by customer activity reductions in Mexico, which negatively impacted Key’s earnings by approximately $0.02 per share compared to the fourth quarter 2012.

General and Administrative Expenses

General and administrative (G&A) expenses were $63.2 million, or 14.8% of revenues, for the first quarter 2013 compared to $57.9 million, or 12.4% of revenues, in the prior quarter. Excluding the one-time executive retirement charge, first quarter G&A expenses were $61.0 million, or 14.2% of revenues.

Capital Expenditures and Liquidity

Capital expenditures were $37.1 million during the first quarter 2013. Additionally, during the first quarter, Key funded into escrow the previously disclosed $14.6 million acquisition of the remaining 50% interest in Geostream, its joint venture in Russia, which closed on April 9, 2013.

Key’s consolidated cash balance at March 31, 2013 was $39.9 million compared to $45.9 million at December 31, 2012. Total debt at March 31, 2013 was $878.1 million compared to total debt of $848.5 million at December 31, 2012. At the end of the first quarter, there was $300.9 million of unused capacity under the Company’s $550 million senior secured credit facility. Net debt to total capitalization at the end of the first quarter 2013 was 38.7%.

Outlook

Commenting on Key’s outlook, Alario continued, “Thus far in the second quarter, Key’s U.S. activity is following seasonal trends, which typically generate 3% to 5% activity improvement from first quarter levels, and we now anticipate a gradual activity increase for the year. Additionally, we are implementing a significant restructuring of our Fluid Management Services business to better align it with current market conditions.

“In Mexico, we are currently operating just under half of the rigs that we were operating during the first quarter of the year. We are closely monitoring our customer’s evolving plans, and we are quickly reducing our costs in the country commensurate with the activity decline. While we understand this disruption to be short term, we are redeploying rigs to unaffected areas in Mexico and other countries where there are opportunities for these rigs.”

April 25, 2013

Conference Call Information

As previously announced, Key management will host a conference call to discuss its first quarter 2013 financial results on Friday, April 26, 2013 at 9:00 a.m. CDT. Callers from the U.S. and Canada should dial 888-794-4637 to access the call. International callers should dial 660-422-4879. All callers should ask for the “Key Energy Services Conference Call” or provide the access code 18186977. The conference call will also be available live via the internet. To access the webcast, go to www.keyenergy.com and select “Investor Relations.”

A telephonic replay of the conference call will be available on Friday, April 26, 2013, beginning approximately two hours after the completion of the conference call and will remain available for one week. To access the replay, call 855-859-2056 or 800-585-8367. The access code for the replay is 18186977. The replay will also be accessible at www.keyenergy.com under “Investor Relations” for a period of at least 90 days.

April 25, 2013

Consolidated Statements of Operations (in thousands, except per share amounts, unaudited):

	Three Months Ended
	March 31, 2013	December 31, 2012	March 31, 2012
REVENUES	$428,449	$466,471	$486,751
COSTS AND EXPENSES:
Direct operating expenses	299,182	317,553	311,497
Depreciation and amortization expense	54,193	57,195	51,189
General and administrative expenses	63,245	57,930	60,918

Operating income	11,829	33,793	63,147

Interest expense, net of amounts capitalized	13,804	13,992	11,882
Other, net	(1,223)	(2,711)	(1,029)

Income (loss) from continuing operations before tax	(752)	22,512	52,294
Income tax benefit (expense)	566	(8,205)	(18,813)

Income (loss) from continuing operations	(186)	14,307	33,481
Loss from discontinued operations, net of tax	—	—	(30,905)

Net income (loss)	(186)	14,307	2,576

Income (loss) attributable to noncontrolling interest	88	822	(614)

INCOME (LOSS) ATTRIBUTABLE TO KEY	$(274)	$13,485	$3,190

Earnings per share attributable to Key:
Basic and diluted	$—	$0.09	$0.02
Weighted average shares outstanding:
Basic	151,967	151,100	151,132
Diluted	151,967	151,104	151,506
Income (loss) from continuing operations attributable to Key:
Income (loss) from continuing operations	(186)	14,307	33,481
Income (loss) attributable to noncontrolling interest	88	822	(614)

Income (loss) from continuing operations attributable to Key	$(274)	$13,485	$34,095

Earnings per share from continuing operations attributable to Key:
Basic and diluted	$—	$0.09	$0.23
Loss from discontinued operations, net of tax:	$—	$—	$(30,905)
Loss per share from discontinued operations:
Basic and diluted	$—	$—	$(0.21)

April 25, 2013

Condensed Consolidated Balance Sheets (in thousands):

	March 31, 2013 (unaudited)	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$39,900	$45,949
Restricted funds held in escrow	14,615	—
Other current assets	561,603	543,845

Total current assets	616,118	589,794
Property and equipment, net	1,419,650	1,436,674
Goodwill	626,047	626,481
Other assets, net	99,486	108,639

TOTAL ASSETS	$2,761,301	$2,761,588

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$94,745	$104,073
Other current liabilities	172,558	201,023

Total current liabilities	267,303	305,096
Long-term debt, less current portion	877,971	848,110
Other non-current liabilities	330,690	321,050
Equity	1,285,337	1,287,332

TOTAL LIABILITIES AND EQUITY	$2,761,301	$2,761,588

Consolidated Cash Flow Data (in thousands, unaudited):

	Three Months Ended
	March 31, 2013	March 31, 2012
Net cash provided by operating activities	$19,562	$74,320
Net cash used in investing activities	(51,385)	(162,472)
Net cash provided by financing activities	25,826	90,069
Effect of exchange rates on cash	(52)	(5,425)
Net decrease in cash and cash equivalents	(6,049)	(3,508)
Cash and cash equivalents, beginning of period	45,949	35,443

Cash and cash equivalents, end of period	$39,900	$31,935

April 25, 2013

Segment Revenue and Operating Income from continuing operations (in thousands, except for percentages, unaudited):

	Three Months Ended
	March 31, 2013	December 31, 2012	March 31, 2012
Revenues
U.S. Operations:
Rig Services	$161,750	$174,912	$203,382
Fluid Management Services	70,384	76,897	97,844
Coiled Tubing Services	49,291	53,525	52,980
Fishing & Rental Services	64,647	67,001	70,767

Total U.S. Operations	346,072	372,335	424,973
International Operations	82,377	94,136	61,778

Consolidated Total	$428,449	$466,471	$486,751

Operating Income
U.S. Operations	$38,275	$51,250	$91,458
International Operations	11,874	17,149	10,368
Functional Support	(38,320)	(34,606)	(38,679)

Consolidated Total	$11,829	$33,793	$63,147

Operating Income % of Revenues
U.S. Operations	11.1%	13.8%	21.5%
International Operations	14.4%	18.2%	16.8%
Consolidated Total	2.8%	7.2%	13.0%

April 25, 2013

Following is a reconciliation of income from continuing operations attributable to Key as presented in accordance with United States generally accepted accounting principles (GAAP) to EBITDA from continuing operations and Adjusted EBITDA from continuing operations as required under Regulation G of the Securities Exchange Act of 1934.

Reconciliations of EBITDA from continuing operations and Adjusted EBITDA from continuing operations to income (loss) from continuing operations (in thousands, except for percentages, unaudited):

	Three Months Ended
	March 31, 2013	December 31, 2012	March 31, 2012
Income (loss) from continuing operations	$(186)	$14,307	$33,481
Income tax (benefit) expense	(566)	8,205	18,813
Income (loss) attributable to noncontrolling interest, excluding depreciation and amortization	(544)	(1,456)	87
Interest expense, net of amounts capitalized	13,804	13,992	11,882
Interest income	(11)	(20)	(7)
Depreciation and amortization	54,193	57,195	51,189

EBITDA	$66,690	$92,223	$115,445

% of revenues	15.6%	19.8%	23.7%
Executive retirement	2,153	—	—

Adjusted EBITDA	$68,843	$92,223	$115,445

% of revenues	16.1%	19.8%	23.7%
Revenues	$428,449	$466,471	$486,751

“EBITDA” is defined as income or loss from continuing operations attributable to Key before interest, taxes, depreciation, and amortization.

“Adjusted EBITDA” is EBITDA as further adjusted for certain non-recurring or extraordinary items such as loss on debt extinguishment, certain other gains or losses, asset retirements and impairments, and certain non-recurring transaction or other costs.

EBITDA and Adjusted EBITDA are non-GAAP measures that are used as supplemental financial measures by the Company’s management and directors and by external users of the Company’s financial statements, such as investors, to assess:

•	The financial performance of the Company’s assets without regard to financing methods, capital structure or historical cost basis;

•	The ability of the Company’s assets to generate cash sufficient to pay interest on its indebtedness;

April 25, 2013

•	The Company’s operating performance and return on invested capital as compared to those of other companies in the well services industry, without regard to financing methods and capital structure; and

•	The Company’s operating trends underlying the items that tend to be of a non-recurring nature.

EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered an alternative to net income, operating income, cash flow from operating activities, or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA and Adjusted EBITDA exclude some, but not all, items that affect net income and operating income and these measures may vary among other companies. Limitations to using EBITDA and Adjusted EBITDA as an analytical tool include:

•	EBITDA and Adjusted EBITDA do not reflect Key’s current or future requirements for capital expenditures or capital commitments;

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements necessary to service, interest or principal payments on Key’s debt;

•	EBITDA and Adjusted EBITDA do not reflect income taxes;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•	Other companies in Key’s industry may calculate EBITDA and Adjusted EBITDA differently than Key does, limiting their usefulness as a comparative measure; and

•

EBITDA and Adjusted EBITDA are a different calculation from earnings before interest, taxes, depreciation and amortization as defined for purposes of the financial covenants in the Company’s senior secured credit facility, and therefore should not be relied upon for assessing compliance with covenants.

April 25, 2013

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements as to matters that are not of historic fact are forward-looking statements. These forward-looking statements are based on Key’s current expectations, estimates and projections about Key, its industry, its management’s beliefs and certain assumptions made by management, and include statements regarding future operational and activity expectations, anticipated financial performance in the second quarter of 2013, and expected financial contribution of rigs that are being redeployed due to the decline in customer activity in Mexico. No assurance can be given that such expectations, estimates or projections will prove to have been correct. Whenever possible, these “forward-looking statements” are identified by words such as “expects,” “believes,” “anticipates” and similar phrases.

Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to: risks that Key will be unable to achieve its financial, capital expenditure and operational projections, including quarterly projections of revenue and risks that Key’s expectations regarding future activity levels, customer demand, and pricing stability may not materialize (whether for Key as a whole or for geographic regions and/or business segments individually); risks that fundamentals in the U.S. oil and gas markets may not yield anticipated future growth in Key’s businesses, or could further deteriorate or worsen from the recent market declines, and/or that Key could experience further unexpected declines in activity and demand for its rig service, fluid management service, coiled tubing service, and fishing and rental service businesses; risks associated with the restructuring of Key’s Fluid Management Services business; risks relating to Key’s ability to implement technological developments and enhancements; risks relating to compliance with environmental, health and safety laws and regulations, as well as actions by governmental and regulatory authorities; risks affecting Key’s international operations, including customer activity declines in Mexico and Key’s understanding of such customer’s spending plans; risks that Key may not be able to achieve its international growth and mobilization strategy in the foreign countries in which Key operates; risks that Key may be unable to achieve the benefits expected from acquisition and disposition transactions, and risks associated with integration of the acquired operations into Key’s operations; risks, in responding to changing or declining market conditions, that Key may not be able to reduce, and could even experience increases in, the costs of labor, fuel, equipment and supplies employed and used in Key’s businesses; risks relating to changes in the demand for or the price of oil and natural gas; risks that Key may not be able to execute its capital expenditure program and/or that any such capital expenditure investments, if made, will not generate adequate returns; and other risks affecting Key’s ability to maintain or improve operations, including its ability to maintain prices for services under market pricing pressures, weather risks, and the impact of potential increases in general and administrative expenses.

Because such statements involve risks and uncertainties, many of which are outside of Key’s control, Key’s actual results and performance may differ materially from the results expressed or implied by such forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Other important risk factors that may affect Key’s business, results of operations and financial position are discussed in its most recently filed Annual Report on Form 10-K, recent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and in other Securities and Exchange Commission filings. Unless otherwise required by law, Key also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. However, readers should review carefully reports and documents that Key files periodically with the Securities and Exchange Commission.

About Key Energy Services

Key Energy Services is the largest onshore, rig-based well servicing contractor based on the number of rigs owned. Key provides a complete range of well intervention services and has operations in all major onshore oil and gas producing regions of the continental United States and internationally in Mexico, Colombia, the Middle East and Russia.